EXHIBIT 5.1

December 7, 2015

City Holding Company
25 Gatewater Road
Charleston, West Virginia 25313

Ladies and Gentlemen:

We have acted as counsel to City Holding Company, a West Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “SEC”), including the related prospectus filed with the Registration Statement (the “Prospectus”) and one or more supplements to the Prospectus filed pursuant to Rule 415 under the Securities Act (each, a “Prospectus Supplement”), covering the registration of an unspecified amount of common stock, preferred stock, warrants and units of the Company (the “Securities”).

In rendering this opinion letter, we have examined and relied upon the Registration Statement, the exhibits filed therewith or incorporated therein by reference and such other records, documents and statutes as we have deemed necessary for purposes of the opinions expressed below. We have also examined and relied without investigation as to matters of fact upon such certificates, statements and results of inquiries of officers and representatives of the Company and originals, or copies of originals certified or otherwise identified to our satisfaction, of such other documents, certificates and other instruments as we have considered relevant and necessary to enable us to render the opinions expressed below. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies for examination.

Based on the foregoing, and in reliance thereon, we are of the opinion that the Securities covered by the Registration Statement will be validly issued, fully paid and nonassessable provided that: (i) the Registration Statement, as finally amended (including any necessary pre-effective and post-effective amendments), shall have become effective under the Securities Act; (ii) a Prospectus Supplement with respect to each sale of such Securities shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; and (iii) the issuance and sale of the Securities does not violate any applicable law, and is in conformity with the Company’s amended articles of incorporation and bylaws.

The opinions expressed herein are limited solely to the federal laws of the United States of America and the laws of the State of West Virginia. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof, or the application of securities or “blue sky” laws of any jurisdiction (except federal securities laws). The opinions expressed herein are being furnished in connection with the requirements of Item 601(b)(5) of the SEC’s Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Securities.

This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur that could affect the opinions contained herein.

We hereby consent to your filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

DINSMORE & SHOHL LLP

/s/ Michael G. Dailey, Partner